Exhibit 23

Consent of Independent Registered Public Accounting Firm

Board of Directors

Response Genetics, Inc.

Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-154307 and No. 333-167954) and Form S-3 (No. 333-159296, No. 333-159297, No. 333-162591, No. 333-166163 and No. 333-171266) of Response Genetics, Inc. of our report dated April 2, 2012, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, CA

April 2, 2012